UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 10, 2019
Smartsheet Inc.
(Exact name of registrant as specified in its charter)

Washington	001-38464	20-2954357
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10500 NE 8th Street, Suite 1300
Bellevue, WA 98004
(Address of principal executive offices and zip code)
(844) 324-2360
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, no par value per share	SMAR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
On June 11, 2019, Smartsheet Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named on Schedule I thereto (the “Underwriters”), and certain shareholders of the Company named on Schedule II thereto (the “Selling Shareholders”) pursuant to which the Company agreed to issue and sell an aggregate of 7,800,000 shares of its Class A common stock to the Underwriters and to facilitate the sale by the Selling Shareholders of 5,100,000 shares of Class A common stock to the Underwriters (collectively, the “Shares”) in an underwritten public offering (the “Offering”). The Shares will be sold at a per share public offering price of $43.50. Pursuant to the Underwriting Agreement, the Company and the Selling Shareholders also granted the Underwriters a 30-day option to purchase up to an additional 1,935,000 Shares, consisting of 1,225,000 Shares from the Company and 710,000 Shares from the Selling Shareholders. The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended. The Offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-232041) that automatically became effective upon filing with the Securities and Exchange Commission on June 10, 2019, and a related prospectus supplement and accompanying prospectus.
The Company estimates that the Company’s net proceeds from the Offering will be approximately $327.5 million, after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company, and assuming no exercise of the Underwriters’ option to purchase additional shares from the Company. The Company intends to use the net proceeds from its sale of Class A common stock in this offering for working capital and general corporate purposes, which may include acquisitions of businesses, technologies, or other assets. However, the Company does not have any definitive plans, agreements, or commitments with respect to any acquisitions or investments at this time. The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders. The Company expects the Offering to close on or about June 14, 2019, subject to customary closing conditions.
The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.
A copy of the opinion of Fenwick & West LLP, relating to the validity of the Shares in connection with the Offering, is filed with this Current Report on Form 8-K report as Exhibit 5.1.

Item 8.01. Other Events.
On June 10, 2019, the Company issued a press release announcing that it had commenced the Offering. On June 11, 2019, the Company issued a press release announcing the pricing of the Offering. Copies of these press releases are filed with this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement dated June 11, 2019.

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1).

99.1	Press release dated June 10, 2019.

99.2	Press release dated June 11, 2019.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the anticipated use of proceeds of the Offering and the timing of completion of the Offering, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in the Company’s filings with the SEC, including without limitation, its Annual Report on Form 10-K for the fiscal year ended January 31, 2019 filed with the SEC on April 1, 2019, its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2019 filed with the SEC on June 7, 2019, the prospectus supplement related to the Offering, and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect the Company’s results of operations, which would, in turn, have a significant and adverse impact on the Company’s stock price. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smartsheet Inc.

Date: June 12, 2019	By:	/s/ Jennifer E. Ceran
	Name:	Jennifer E. Ceran
	Title:	Chief Financial Officer & Treasurer